Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 15, 2010 in Amendment No. 3 to the Registration Statement (Form S-1/A No. 333-161329) and related Prospectus of Mirion Technologies, Inc. for the registration of shares of its common stock.
/s/ Ernst & Young LLP

San Francisco, California
February 17, 2010